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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


Date of Report: January 29, 1998

                           COVENTRY INDUSTRIES CORP.
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            (Exact name of registrant as specified in its charter)

  FLORIDA                            000-22653                   65-0353816
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(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                          Number)

                          7777 Glades Road, Suite 211
                             Boca Raton, Fl 333433
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 561-488-4802

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)




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         The Registrant hereby amends its Report on Form 8-K as filed on
January 29, 1998 as set forth below:

Item 5.           Other Events.

         With respect to the Company's acquisition of 51% of the issued and outstanding common stock of Regenesis Holdings, Inc., a Florida corporation ("Regenesis") on January 16, 1998, the determination of the consideration paid (75,000 shares of the Company's restricted Common Stock) was made by management of the Company and equaled approximately 50% of the book value of Regenesis. Mr. Robert Hausman, the Company's Chairman and President, is a director of Regenesis but owns no shares of Regenesis common stock. C. Lawrence Rutstein, a director of the Company, is President and Chairman of Regenesis and owns 6,085 shares of Regenesis common stock. As a result of Messrs. Hausman and Rutstein's relationship with both entities, the transaction was approved by the disinterested directors of the Company prior to its consummation.

         Neither Mr. Hausman nor Mr. Rutstein received any shares of the Company's Common Stock in connection with the transaction with Regenesis.

         Lator International, Inc., a subsidiary of Regenesis, owns the rights to acquire a Canadian company which produces peat moss. The Company's subsidiary, Lantana Peat & Soil, is this Canadian company's primary customer and, accordingly, assuming Lator International, Inc. can conclude its acquisition of the Canadian company, management of the Company anticipates it will be able to reduce the price paid for the peat moss by Lantanta Peat & Soil.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: July 1, 1998                                     By: /s/ Robert L. Hausman
                                                          ----------------------
                                                            Robert L. Hausman,
                                                            President

















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